UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2025

RENOVARO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38758	45-2259340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2080 Century Park East, Suite 906, Los Angeles, CA 90067

(Address of principal executive offices and zip code)

+1 (305) 918-1980
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	RENB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

Item 8.01 Other Events.

As previously reported, on February 26, 2025, Renovaro, Inc., a Delaware corporation (“Renovaro”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Renovaro Acquisition Sub, a Delaware corporation and wholly owned subsidiary of Renovaro (“Merger Sub”), and Biosymetrics, Inc., a Delaware corporation (“Biosymetrics”), pursuant to which Renovaro agreed to acquire Biosymetrics pursuant to the merger of Merger Sub with and into Biosymetrics, with Biosymetrics as the surviving corporation and a wholly owned subsidiary of Renovaro (the “Transaction”). On April 8, 2025, Renovaro consummated the Transaction and issued 15.0 million shares of Renovaro’s common stock, par value $0.0001 per share (the “Shares”), to the former stockholders of Biosymetrics in accordance with the terms of the Merger Agreement.

As previously reported, the offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration requirements thereunder provided by Section 4(a)(2) thereof. Renovaro relied in part upon representations contained in the Merger Agreement that all those receiving Shares in connection with the Transaction are “accredited investors” as defined in Rule 501(a) under the Securities Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVARO, INC.

Date: April 10, 2025	By:	/s/ Nathen Fuentes
Nathen Fuentes, Chief Financial Officer